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                                                                     EXHIBIT 11


                             RTW, INC. AND SUBSIDIARY
   STATEMENT REGARDING COMPUTATION OF NET INCOME PER COMMON AND COMMON SHARE
                                   EQUIVALENT



                                                        THREE MONTHS ENDED
                                                             MARCH 31,
                                                      ------------------------
                                                        1997          1996
                                                     -----------   -----------

     WEIGHTED AVERAGE COMMON SHARES
        OUTSTANDING, UNADJUSTED                      11,811,832    11,725,149

     STOCK WARRANTS                                          -         12,959

     STOCK OPTIONS
        Options at $19.33                                    -          2,428
        Options at $16.67                                    -            968
        Options at $12.50                                    -          2.913
        Options at $10.88                                  3,678            -
        Options at $ 8.67                                 18,628       41,663
        Options at $ 2.67                                 60,989       68,473
        Options at $ 2.00                                302,020      372,130
                                                      ----------  -----------

     WEIGHTED AVERAGE COMMON AND COMMON
        SHARE EQUIVALENTS OUTSTANDING                 12,197,147   12,226,683
                                                      ----------  -----------
                                                      ----------  -----------

     NET INCOME ($000'S)                                 $1,340        $2,283
                                                      ----------  -----------
                                                      ----------  -----------

     NET INCOME PER COMMON AND COMMON
        SHARE EQUIVALENT                                   $0.11        $0.19
                                                      ----------  -----------
                                                      ----------  -----------




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